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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Private Media Group, Inc. for the registration of 1,151,928 shares of its Common Stock and to the incorporation by reference therein of our report dated March 28, 2000, with respect to the consolidated financial statements of Private Media Group, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG AB

Stockholm, Sweden

June 30, 2000